THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No:  One


                                      WARRANT
                       TO PURCHASE SERIES E-2 PREFERRED STOCK
                                         of
                                  NETOBJECTS, INC.

                            (void after October 8, 2003)


     1. ISSUANCE OF WARRANT. FOR VALUE RECEIVED, on and after the Commencement Date (as defined below), and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from NetObjects, Inc., a Delaware corporation (the "Company"), at any time before 5:00 p.m. California time on October 8, 2003 ("Termination Date"), at a price per share equal to the Warrant Price (as defined below and subject to adjustments as described below), the Warrant Stock (as defined below and subject to adjustments as described below) upon exercise of this warrant (this "Warrant") pursuant to Section 5 hereof.

     2. DEFINITIONS. As used in this Warrant, the following terms shall have the definitions ascribed to them below:

          (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of California or the State of New York are authorized to be closed.

          (b)  "Commencement Date" means the date of issue of this Warrant.

          (c) "Common Stock" means the common stock, par value $0.00000001 per share, of the Company.

          (d) "Holder" means International Business Machines Corporation, or its assigns.

          (e) "Notes" shall mean the Senior Subordinated Secured Convertible Promissory Notes issued by the Company to International Business Machines Corporation and Perseus

Capital, L.L.C. (collectively, the "Purchasers") pursuant to the Note and Warrant Purchase Agreement by and among the Purchasers and the Company dated as of October 8, 1998.

          (f)  "Warrant Price" means $1.1131258 per share.

          (g) "Warrant Stock" means the shares of Series E-2 Preferred Stock purchasable upon exercise of this Warrant or issuable upon conversion of this Warrant. The total number of shares to be issued upon the exercise of the Warrant shall equal the quotient obtained by dividing $551,217.67 by the Warrant Price.

     3. NO SHAREHOLDER RIGHTS. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

     4. RESERVATION OF STOCK. On and after the Commencement Date, the Company will reserve from its authorized and unissued Series E-2 Preferred Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

     5. EXERCISE OF WARRANT. This Warrant may be exercised in whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as ATTACHMENTS 1 AND 2, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

     6. CONVERSION. In lieu of exercising this Warrant or any portion hereof, the Holder hereof shall have the right to convert this Warrant or any portion hereof into Warrant Stock by executing and delivering to the Company at its principal office the Investment Representation and the written Notice of Conversion in the forms attached hereto as ATTACHMENTS 2 AND 3, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Stock to be issued to the Holder upon such conversion shall be computed using the following formula:

                                   X=(P)(Y)(A-B)/A

     where X = the number of shares of Series E-2 Preferred Stock to be issued to the Holder for the portion of the Warrant being converted.

               P = the portion of the Warrant being converted expressed as a decimal fraction.

               Y = the total number of shares of Series E-2 Preferred Stock issuable upon exercise of the Warrant in full.

               A = the fair market value of one share of Warrant Stock which means (i) the fair market value of the Company's stock issuable upon conversion of such shares as of the last Business Day immediately prior to the date the notice of conversion is received by the Company, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company's Board of Directors, or (ii) if this Warrant is being converted in conjunction with a public offering of stock the price to the public per share pursuant to the offering.

               B =  the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.
As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

     7. COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Warrant Stock issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Warrant Stock, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require the Holder to provide an opinion of counsel if the transfer is to an affiliate of the Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), the Holder represents that it has complied with

Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of the Holder's notice of proposed sale.

     8. TRANSFER PROCEDURE. The Holder may transfer all or part of this Warrant or the Warrant Stock issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Warrant Stock, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering the Warrant to the Company for reissuance to the transferee(s) (and the Holder if applicable).

     9. TERMINATION. This Warrant shall terminate on 5:00 p.m. California time on the Termination Date.

     10. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of New York, as such laws are applied to contracts to be entered into and performed entirely in New York by New York residents. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

     11. MARKET STAND-OFF AGREEMENT. The Holder agrees to be bound by the terms of a standard lock-up agreement requested by the underwriters with respect to an initial public offering of common stock of the Company which shall apply to all Series E-2 Preferred Stock or Common Stock acquired pursuant to this Warrant; provided that the lock-up period does not exceed 180 days and all other principal shareholders of the Company are subject to similar agreements.

     ISSUED:   October 8, 1998

                                             NETOBJECTS, INC.

                                                       By:
                                                          ---------------------

                                                       Name:
                                                            -------------------

                                                       Title:
                                                            -------------------

                                     Attachment 1


NOTICE OF EXERCISE

TO:  NETOBJECTS, INC.

     1. The undersigned hereby elects to purchase _______________ shares of the Warrant Stock of NetObjects, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:



                           ------------------------------
                                       (Name)

                          -------------------------------
                                     (Address)



--------------------------------------- -----------------------------------
(Date)                                  (Name of Warrant Holder)


                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------

                                     Attachment 2


                         INVESTMENT REPRESENTATION STATEMENT

                       Shares of the Series E-2 Preferred Stock
                       (as defined in the attached Warrant) of
                                   NETOBJECTS, INC.

     In connection with the purchase of the above-listed securities, the undersigned hereby represents to NetObjects, Inc. (the "Company") as follows:

     (a) The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

     (b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

     (c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

     (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company

     (e) The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.


     Dated:
           ---------------------------------------


                                        ---------------------------------------
                                        (Typed or Printed Name)

                                        By:
                                           ------------------------------------
                                           (Signature)

                                        ---------------------------------------
                                        (Title)

                                     Attachment 3



NOTICE OF CONVERSION

TO:  NETOBJECTS, INC.


     1. The undersigned hereby elects to acquire _______________ shares of the Warrant Stock of NetObjects, Inc. pursuant to the terms of the attached Warrant, by conversion of _________ percent (_____%) of the Warrant.

     2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:


                            ------------------------------
                                        (Name)


                           -------------------------------
                                      (Address)



----------------------------------   -----------------------------------
(Date)                               (Name of Warrant Holder)

                                     By:
                                        --------------------------------

                                     Title:
                                           -------------------------------
                                     (Title and signature of authorized person)